UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)				August 16, 2021

	Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware			001-03970	23-1483991
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road,	Camp Hill,	Pennsylvania		17011
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code			(717)	763-7064

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2021, Harsco Corporation (the “Company”) appointed Anshooman Aga as Senior Vice President & Chief Financial Officer of the Company. Mr. Aga will succeed Peter F. Minan, who previously announced his planned retirement and will continue in the role of Special Advisor to the Chief Executive Officer, assisting with the transition.

Mr. Aga, age 46, previously was the Executive Vice President and Chief Financial Officer (CFO) of Cubic Corporation. He joined Cubic in July 2017 as Executive Vice President and assumed the role of CFO in October 2017. In this role, Mr. Aga was responsible for all aspects of Cubic's financial strategies, processes and operations, including corporate development, risk management, investor relations, real estate, and global manufacturing, procurement and IT. Prior to joining Cubic, Mr. Aga served at AECOM, a multinational engineering firm (NYSE: ACM) from June 2015 to July 2017, where he was senior vice president and chief financial officer of their multi-billion-dollar Design and Consulting Services business in the Americas. He also held a series of financial leadership positions at Siemens, a multinational industrial manufacturing company, from July 2006 to May 2015, including chief financial officer of the Energy Automation business based in Nuremburg, Germany, in addition to similar financial roles for Siemen's Rail Electrification and TurboCare business units.

In connection with his employment, Mr. Aga will receive the following compensation:

•Annual base salary rate of $560,000.
•Eligibility to participate in the Company’s annual incentive plan commencing in the 2021 calendar year at a target award of 80% base salary, with a maximum award of 160% of base salary.
•Eligibility to participate in the Company’s long-term incentive program (“LTIP”) commencing in the 2022 calendar year at a target level of 200% base salary. The current LTIP provides a combination of restricted stock units, stock appreciation rights and performance share units.
•“Sign on” cash bonus of $200,000, subject to pro-rated repayment if Mr. Aga voluntarily terminates his employment with the Company within two years.
•Subject to the approval of the Company’s Board of Directors, a “sign on” grant of restricted stock units (RSUs) with a value equal to $1,120,000. The RSUs will vest pro-rata on each of March 1, 2022, March 1, 2023 and March 1, 2024.
•Participation in the Company’s standard relocation policy.
•Eligibility for the Company’s standard health and welfare benefits program (plus 20 days of vacation per year, pro-rated for 2021).

In addition, Mr. Aga will enter into the Company’s standard confidentiality and non-competition agreements, as well as the Company’s change of control severance agreement. Mr. Aga will be subject to share ownership requirements equal to three times his base salary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: August 16, 2021	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary